Exhibit 99.1

Media Contact: Jessica Stejskal | SVP Marketing Jessica.Stejskal@bwbmn.com | 952.893.6860	Investor Contact: Justin Horstman | VP Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

July 24, 2024

Bridgewater Bancshares, Inc. Announces Second Quarter 2024 Net Income
 of $8.1 Million, $0.26 Diluted Earnings Per Common Share

Second Quarter 2024 Highlights

●	Tangible book value per share(1) of $13.53 for the second quarter of 2024, an increase of $0.32, or 9.8% annualized, compared to $13.20 for the first quarter of 2024.
●	Net interest income increased $365,000, or 1.5%, from the first quarter of 2024, the first quarter-over-quarter increase since the third quarter of 2022.
●	Net interest margin (on a fully tax-equivalent basis) of 2.24% for the second quarter of 2024, in line with the first quarter of 2024.
●	Loan-to-deposit ratio of 99.8%, compared to 99.4% at March 31, 2024.
●	Gross loans increased $16.2 million, or 1.7% annualized, from the first quarter of 2024. On a year-to-date basis, gross loans increased $76.1 million, or 4.1% annualized.
●	Deposits increased by $487,000, or 0.1% annualized, from the first quarter of 2024. On a year-to-date basis, deposits increased by $97.8 million, or 5.3% annualized, and core deposits(2) increased by $37.6 million, or 3.0% annualized.
●	Efficiency ratio(1) of 58.7%, compared to 58.2% for the first quarter of 2024.
●	A provision for credit losses on loans of $600,000 was recorded in the second quarter of 2024. The allowance for credit losses on loans to total loans was 1.37% at June 30, 2024, compared to 1.36% at March 31, 2024.
●	Annualized net loan charge-offs as a percentage of average loans of 0.00% for the second quarter of 2024, in line with the first quarter of 2024.
●	Nonperforming assets to total assets of 0.01% at both June 30, 2024 and March 31, 2024.
●	Repurchased 252,707 shares of common stock at a weighted average price of $11.48 per share, for a total of $2.9 million.

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $8.1 million for the second quarter of 2024, compared to $7.8 million for the first quarter of 2024, and $9.8 million for the second quarter of 2023. Earnings per diluted common share were $0.26 for the second quarter of 2024, compared to $0.24 for the first quarter of 2024, and $0.31 for the second quarter of 2023.

“Bridgewater saw positive profitability momentum during the second quarter as total revenue and net interest income both increased for the first time since the third quarter of 2022,” said Chairman and Chief Executive Officer, Jerry Baack. “We were pleased to see net interest margin hold steady as loan portfolio repricing increased. Meanwhile, the pace of balance sheet growth year-to-date remained on track with expectations, despite more moderated growth in the second quarter.

“Asset quality was superb once again as our Twin Cities-focused commercial real estate and multifamily portfolios continued to perform well despite a challenging environment. In addition, our unique corporate culture and responsive service model continued to shine as Bridgewater was recognized as a top workplace by the Star Tribune. Our ongoing focus on executing on our business model, serving our clients, and driving shareholder value over time, have now resulted in 30 consecutive quarters of tangible book value per share growth.”

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Per Common Share Data
Basic Earnings Per Share	$0.26	$0.25	$0.32	$0.51	$0.70
Diluted Earnings Per Share	0.26	0.24	0.31	0.50	0.69
Book Value Per Share	13.63	13.30	12.25	13.63	12.25
Tangible Book Value Per Share (1)	13.53	13.20	12.15	13.53	12.15

Financial Ratios
Return on Average Assets (2)	0.70%	0.69%	0.88%	0.69%	0.97%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.94	0.95	1.16	0.95	1.32
Return on Average Shareholders' Equity (2)	7.49	7.35	9.69	7.42	10.69
Return on Average Tangible Common Equity (1)(2)	7.80	7.64	10.48	7.72	11.68
Net Interest Margin (3)	2.24	2.24	2.40	2.24	2.55
Core Net Interest Margin (1)(3)	2.17	2.18	2.31	2.18	2.46
Cost of Total Deposits	3.46	3.32	2.66	3.39	2.34
Cost of Funds	3.49	3.34	2.91	3.42	2.66
Efficiency Ratio (1)	58.7	58.2	52.3	58.5	48.9
Noninterest Expense to Average Assets (2)	1.35	1.33	1.28	1.34	1.29
Tangible Common Equity to Tangible Assets (1)	7.90	7.72	7.39	7.90	7.39
Common Equity Tier 1 Risk-based Capital Ratio (Consolidated) (4)	9.41	9.21	8.72	9.41	8.72

Balance Sheet and Asset Quality (dollars in thousands)
Total Assets	$4,687,035	$4,723,109	$4,603,185	$4,687,035	$4,603,185
Total Loans, Gross	3,800,385	3,784,205	3,736,211	3,800,385	3,736,211
Deposits	3,807,712	3,807,225	3,577,932	3,807,712	3,577,932
Loan to Deposit Ratio	99.8%	99.4%	104.4%	99.8%	104.4%
Net Loan Charge-Offs (Recoveries) to Average Loans (2)	0.00	0.00	0.00	0.00	0.00
Nonperforming Assets to Total Assets (5)	0.01	0.01	0.02	0.01	0.02
Allowance for Credit Losses to Total Loans	1.37	1.36	1.36	1.37	1.36

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Income Statement

Net Interest Margin and Net Interest Income

Net interest margin (on a fully tax-equivalent basis) for the second quarter of 2024 was 2.24%, stable with 2.24% in the first quarter of 2024, and a 16 basis point decline from 2.40% in the second quarter of 2023. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees, was 2.17% for the second quarter of 2024, a one basis point decline from 2.18% in the first quarter of 2024, and a 14 basis point decline from 2.31% in the second quarter of 2023.

●	The linked-quarter margin remained stable.
●	The year-over-year decline in the margin was primarily due to higher funding costs, offset partially by higher earning asset yields.

Net interest income was $25.0 million for the second quarter of 2024, an increase of $365,000 from $24.6 million in the first quarter of 2024, and a decrease of $876,000 from $25.9 million in the second quarter of 2023.

●	The linked-quarter increase in net interest income was primarily due to growth and higher yields in the loan and securities portfolios.
●	The year-over year decrease in net interest income was primarily due to higher rates paid on deposits and growth in the rising interest rate environment, which outpaced the repricing of the loan and securities portfolios.

Interest income was $60.9 million for the second quarter of 2024, an increase of $2.2 million from $58.7 million in the first quarter of 2024, and an increase of $5.9 million from $55.0 million in the second quarter of 2023.

●	The yield on interest earning assets (on a fully tax-equivalent basis) was 5.41% in the second quarter of 2024, compared to 5.28% in the first quarter of 2024 and 5.06% in the second quarter of 2023.
●	The linked-quarter increase in the yield on interest earning assets was primarily due to growth and repricing of the loan portfolio at yields accretive to the existing portfolio.
●	The year-over-year increase in the yield on interest earning assets was primarily due to the purchase of higher yielding securities and the growth and repricing of the loan and securities portfolios in the rising interest rate environment.
●	Loan interest income and loan fees remain the primary contributing factors to the changes in the yield on interest earning assets. The aggregate loan yield increased to 5.50% in the second quarter of 2024, 12 basis points higher than 5.38% in the first quarter of 2024, and 31 basis points higher than 5.19% in the second quarter of 2023.
●	The core loan yield continues to rise as new loan originations and the existing portfolio reprice in the higher rate environment.

A summary of interest and fees recognized on loans for the periods indicated is as follows:

	Three Months Ended
	June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest	5.42%	5.31%	5.25%	5.16%	5.09%
Fees	0.08	0.07	0.08	0.10	0.10
Yield on Loans	5.50%	5.38%	5.33%	5.26%	5.19%

Interest expense was $35.9 million for the second quarter of 2024, an increase of $1.8 million from $34.0 million in the first quarter of 2024, and an increase of $6.8 million from $29.1 million in the second quarter of 2023.

●	The cost of interest bearing liabilities was 4.19% in the second quarter of 2024, compared to 4.03% in the first quarter of 2024 and 3.59% in the second quarter of 2023.
●	The linked-quarter increase in the cost of interest bearing liabilities was primarily due to higher rates paid on deposits and an increase in the utilization of overnight borrowings.
●	The year-over-year increase in the cost of interest bearing liabilities was primarily due to continued deposit repricing in the higher rate environment.

Interest expense on deposits was $31.6 million for the second quarter of 2024, an increase of $1.4 million from $30.2 million in the first quarter of 2024, and an increase of $8.6 million from $23.0 million in the second quarter of 2023.

●	The cost of total deposits was 3.46% in the second quarter of 2024, compared to 3.32% in the first quarter of 2024 and 2.66% in the second quarter of 2023.
●	The linked-quarter increase in the cost of total deposits was primarily due to continued client demand for higher interest rates, increased competition, and changes in the mix of deposits.
●	The year-over-year increase in the cost of total deposits was primarily due to upward repricing of the deposit portfolio in the higher interest rate environment.

Provision for Credit Losses

The provision for credit losses on loans was $600,000 for the second quarter of 2024, compared to $850,000 for the first quarter of 2024 and $550,000 for the second quarter of 2023.

●	The provision for credit losses on loans recorded in the second quarter of 2024 was primarily attributable to changes in the mix of the loan portfolio.
●	The allowance for credit losses on loans to total loans was 1.37% at June 30, 2024, compared to 1.36% at both March 31, 2024 and June 30, 2023.

There was no provision for credit losses for off-balance sheet credit exposures for the second quarter of 2024, compared to a negative provision of $100,000 for the first quarter of 2024 and a negative provision of $500,000 for the second quarter of 2023.

●	No provision was recorded during the second quarter of 2024 due to unfunded commitments remaining stable as the migration to funded loans was offset by the volume of newly originated loans with unfunded commitments.

Noninterest Income

Noninterest income was $1.8 million for the second quarter of 2024, an increase of $213,000 from $1.6 million for the first quarter of 2024 and an increase of $348,000 from $1.4 million for the second quarter of 2023.

●	The linked-quarter increase was primarily due to a net gain on sale of securities and higher letter of credit fees, offset partially by a decrease in other income.
●	The year-over-year increase was primarily due to a net gain on sale of securities and an increase in the cash surrender value of bank-owned life insurance.

Noninterest Expense

Noninterest expense was $15.5 million for the second quarter of 2024, an increase of $350,000 from $15.2 million for the first quarter of 2024 and an increase of $1.3 million from $14.3 million for the second quarter of 2023.

●	The linked-quarter increase was primarily due to increases in salaries and employee benefits and other expense, offset partially by a decrease in the FDIC insurance assessment.
●	The year-over-year increase was primarily attributable to increases in salaries and employee benefits, higher derivative collateral fees and information technology and telecommunications, offset partially by a decrease in the FDIC insurance assessment.
●	The efficiency ratio, a non-GAAP financial measure, was 58.7% for the second quarter of 2024, compared to 58.2% for the first quarter of 2024, and 52.3% for the second quarter of 2023.
●	The Company had 258 full-time equivalent employees at June 30, 2024, compared to 255 employees at March 31, 2024, and 253 employees at June 30, 2023.

Income Taxes

The effective combined federal and state income tax rate for the second quarter of 2024 was 23.6%, a slight increase from 23.5% for the first quarter of 2024 and an increase from 24.3% for the second quarter of 2023.

Balance Sheet

Loans

(dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Commercial	$518,762	$483,069	$464,061	$459,854	$460,061
Construction and Land Development	134,096	200,970	232,804	294,818	351,069
1 - 4 Family Construction	60,551	65,606	65,087	64,463	69,648
Real Estate Mortgage:
1 - 4 Family Mortgage	416,944	417,773	402,396	404,716	400,708
Multifamily	1,404,835	1,389,345	1,388,541	1,378,669	1,314,524
CRE Owner Occupied	185,988	182,589	175,783	159,485	159,088
CRE Nonowner Occupied	1,070,050	1,035,702	987,306	951,263	971,532
Total Real Estate Mortgage Loans	3,077,817	3,025,409	2,954,026	2,894,133	2,845,852
Consumer and Other	9,159	9,151	8,304	9,003	9,581
Total Loans, Gross	3,800,385	3,784,205	3,724,282	3,722,271	3,736,211
Allowance for Credit Losses on Loans	(51,949)	(51,347)	(50,494)	(50,585)	(50,701)
Net Deferred Loan Fees	(6,214)	(6,356)	(6,573)	(7,222)	(7,718)
Total Loans, Net	$3,742,222	$3,726,502	$3,667,215	$3,664,464	$3,677,792

Total gross loans at June 30, 2024 were $3.80 billion, an increase of $16.2 million, or 1.7% annualized, over total gross loans of $3.78 billion at March 31, 2024, and an increase of $64.2 million, or 1.7%, over total gross loans of $3.74 billion at June 30, 2023.

●	The increase in the loan portfolio during the second quarter of 2024 was due to increased loan originations, partially offset by elevated loan payoffs. The loan portfolio composition remained relatively stable during the quarter with the exception of the construction and land development portfolio which decreased.

Deposits

(dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Noninterest Bearing Transaction Deposits	$705,175	$698,432	$756,964	$754,297	$751,217
Interest Bearing Transaction Deposits	752,568	783,736	692,801	780,863	719,488
Savings and Money Market Deposits	943,994	979,773	935,091	872,534	860,613
Time Deposits	373,713	352,510	300,651	265,737	271,783
Brokered Deposits	1,032,262	992,774	1,024,441	1,002,078	974,831
Total Deposits	$3,807,712	$3,807,225	$3,709,948	$3,675,509	$3,577,932

Total deposits at June 30, 2024 were $3.81 billion, an increase of $487,000, over total deposits of $3.81 billion at March 31, 2024, and an increase of $229.8 million, or 6.4%, over total deposits of $3.58 billion at June 30, 2023.

●	Core deposits, defined as total deposits excluding brokered deposits and time deposits greater than $250,000, decreased $52.7 million from the first quarter of 2024. Growth in core deposits can fluctuate from quarter to quarter, as deposit growth is not always linear. On a year-to-date basis, core deposits increased by $37.6 million, or 3.0% annualized.
●	Brokered deposits continue to be used as a supplemental funding source, as needed.
●	Uninsured deposits were 23% of total deposits as of June 30, 2024, compared to 26% of total deposits as of March 31, 2024.

Liquidity

Total on- and off-balance sheet liquidity was $2.22 billion as of June 30, 2024, compared to $2.25 billion at March 31, 2024 and $1.96 billion at June 30, 2023.

Primary Liquidity—On-Balance Sheet	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
(dollars in thousands)
Cash and Cash Equivalents	$97,237	$105,784	$96,594	$77,617	$138,618
Securities Available for Sale	601,057	633,282	604,104	553,076	538,220
Less: Pledged Securities	(169,095)	(169,479)	(170,727)	(164,277)	(236,206)
Total Primary Liquidity	$529,199	$569,587	$529,971	$466,416	$440,632
Ratio of Primary Liquidity to Total Deposits	13.9%	15.0%	14.3%	12.7%	12.3%

Secondary Liquidity—Off-Balance Sheet Borrowing Capacity
Net Secured Borrowing Capacity with the FHLB	$451,171	$446,801	$498,736	$516,501	$400,792
Net Secured Borrowing Capacity with the Federal Reserve Bank	1,015,873	1,006,010	979,448	1,022,128	986,644
Unsecured Borrowing Capacity with Correspondent Lenders	200,000	200,000	200,000	150,000	108,000
Secured Borrowing Capacity with Correspondent Lender	26,250	26,250	26,250	26,250	26,250
Total Secondary Liquidity	$1,693,294	$1,679,061	$1,704,434	$1,714,879	$1,521,686
Total Primary and Secondary Liquidity	$2,222,493	$2,248,648	$2,234,405	$2,181,295	$1,962,318
Ratio of Primary and Secondary Liquidity to Total Deposits	58.4%	59.1%	60.2%	59.3%	54.8%

Asset Quality

Overall asset quality remained superb due to the Company’s measured risk selection, consistent underwriting standards, active credit oversight, and experienced lending and credit teams.

●	Annualized net charge-offs as a percentage of average loans were 0.00% for each of the second quarter of 2024, the first quarter of 2024 and the second quarter of 2023.
●	At June 30, 2024, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $678,000, or 0.01% of total assets, compared to $269,000, or 0.01%, of total assets at March 31, 2024, and $778,000, or 0.02%, of total assets at June 30, 2023.
●	Loans with potential weaknesses that warranted a watchlist risk rating at June 30, 2024 totaled $30.4 million, compared to $21.6 million at March 31, 2024, and $27.2 million at June 30, 2023.
●	Loans that warranted a substandard risk rating at June 30, 2024 totaled $33.9 million, compared to $33.8 million at March 31, 2024, and $33.8 million at June 30, 2023.

Capital

Total shareholders’ equity at June 30, 2024 was $439.2 million, an increase of $5.6 million, or 1.3%, compared to total shareholders’ equity of $433.6 million at March 31, 2024, and an increase of $30.1 million, or 7.4%, over total shareholders’ equity of $409.1 million at June 30, 2023.

●	The linked-quarter increase was primarily due to net income retained, offset partially by preferred stock dividends and stock repurchases.
●	The year-over-year increase was due to net income retained and a decrease in unrealized losses in the securities portfolio, offset partially by a decrease in unrealized gains in the derivatives portfolio, preferred stock dividends, and stock repurchases.
●	The Common Equity Tier 1 Risk-Based Capital Ratio was 9.41% at June 30, 2024, compared to 9.21% at March 31, 2024 and 8.72% at June 30, 2023.
●	Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 7.90% at June 30, 2024, compared to 7.72% at March 31, 2024, and 7.39% at June 30, 2023.

Tangible book value per share, a non-GAAP financial measure, was $13.53 as of June 30, 2024, an increase of 2.4% from $13.20 as of March 31, 2024, and an increase of 11.4% from $12.15 as of June 30, 2023.

●	The Company has increased tangible book value per share each of the past 30 quarters.

During the second quarter of 2024, the Company repurchased 252,707 shares of its common stock. Shares were repurchased at a weighted average price of $11.48 per share, for a total of $2.9 million.

●	The Company has $15.3 million remaining under its current share repurchase authorization.
●	On July 23, 2024, the Board of Directors extended the expiration date of the current share repurchase authorization from August 16, 2024 to August 20, 2025.

Today, the Company also announced that its Board of Directors has declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on September 3, 2024 to shareholders of record of the Series A Preferred Stock at the close of business on August 15, 2024.

Conference Call and Webcast

The Company will host a conference call to discuss its second quarter 2024 financial results on Thursday, July 25, 2024 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 844-481-2913 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 877-344-7529 and enter access code 3041856. The replay will be available through August 1, 2024. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater's banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending, and treasury management solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.7 billion and seven branches as of June 30, 2024, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services, and esteemed corporate culture.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of sustained high interest rates; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including high rates of inflation and possible recession; the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for credit losses on loans; new or revised accounting standards; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the recent bank failures; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics, acts of war or terrorism or other adverse external events, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Financial Highlights

(dollars in thousands, except share data)

	As of and for the Three Months Ended
	June 30,	March 30,	December 31,	September 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023
Income Statement
Net Interest Income	$24,996	$24,631	$25,314	$25,421	$25,872
Provision for (Recovery of) Credit Losses	600	750	(250)	(600)	50
Noninterest Income	1,763	1,550	1,409	1,726	1,415
Noninterest Expense	15,539	15,189	15,740	15,237	14,274
Net Income	8,115	7,831	8,873	9,629	9,816
Net Income Available to Common Shareholders	7,101	6,818	7,859	8,616	8,802

Per Common Share Data
Basic Earnings Per Share	$0.26	$0.25	$0.28	$0.31	$0.32
Diluted Earnings Per Share	0.26	0.24	0.28	0.30	0.31
Book Value Per Share	13.63	13.30	12.94	12.47	12.25
Tangible Book Value Per Share (1)	13.53	13.20	12.84	12.37	12.15
Basic Weighted Average Shares Outstanding	27,386,713	27,691,401	27,870,430	27,943,409	27,886,425
Diluted Weighted Average Shares Outstanding	27,748,184	28,089,805	28,238,056	28,311,778	28,198,739
Shares Outstanding at Period End	27,348,049	27,589,827	27,748,965	28,015,505	27,973,995

Financial Ratios
Return on Average Assets (2)	0.70%	0.69%	0.77%	0.85%	0.88%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	0.94	0.95	0.96	1.01	1.16
Return on Average Shareholders' Equity (2)	7.49	7.35	8.43	9.23	9.69
Return on Average Tangible Common Equity (1)(2)	7.80	7.64	8.95	9.92	10.48
Net Interest Margin (3)	2.24	2.24	2.27	2.32	2.40
Core Net Interest Margin (1)(3)	2.17	2.18	2.21	2.24	2.31
Cost of Total Deposits	3.46	3.32	3.19	2.99	2.66
Cost of Funds	3.49	3.34	3.23	3.10	2.91
Efficiency Ratio (1)	58.7	58.2	58.8	56.1	52.3
Noninterest Expense to Average Assets (2)	1.35	1.33	1.37	1.34	1.28

Balance Sheet
Total Assets	$4,687,035	$4,723,109	$4,611,990	$4,557,070	$4,603,185
Total Loans, Gross	3,800,385	3,784,205	3,724,282	3,722,271	3,736,211
Deposits	3,807,712	3,807,225	3,709,948	3,675,509	3,577,932
Total Shareholders' Equity	439,241	433,611	425,515	415,960	409,126
Loan to Deposit Ratio	99.8%	99.4%	100.4%	101.3%	104.4%
Core Deposits to Total Deposits (4)	67.9	69.3	68.7	70.3	70.3
Uninsured Deposits to Total Deposits	22.5	26.0	24.3	22.2	22.1

Asset Quality
Net Loan Charge-Offs to Average Loans (2)	0.00%	0.00%	0.01%	0.01%	0.00%
Nonperforming Assets to Total Assets (5)	0.01	0.01	0.02	0.02	0.02
Allowance for Credit Losses to Total Loans	1.37	1.36	1.36	1.36	1.36

Capital Ratios (Consolidated) (6)
Tier 1 Leverage Ratio	9.66%	9.66%	9.57%	9.62%	9.47%
Common Equity Tier 1 Risk-based Capital Ratio	9.41	9.21	9.16	9.07	8.72
Tier 1 Risk-based Capital Ratio	11.03	10.83	10.79	10.69	10.33
Total Risk-based Capital Ratio	14.16	14.00	13.97	13.88	13.50
Tangible Common Equity to Tangible Assets (1)	7.90	7.72	7.73	7.61	7.39

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.

(4)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.
(6)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Bridgewater Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Assets
Cash and Cash Equivalents	$134,093	$143,355	$128,562	$124,358	$177,101
Bank-Owned Certificates of Deposit	—	—	—	1,225	1,225
Securities Available for Sale, at Fair Value	601,057	633,282	604,104	553,076	538,220
Loans, Net of Allowance for Credit Losses	3,742,222	3,726,502	3,667,215	3,664,464	3,677,792
Federal Home Loan Bank (FHLB) Stock, at Cost	15,844	17,195	17,097	17,056	21,557
Premises and Equipment, Net	47,902	48,299	48,886	49,331	49,710
Accrued Interest	16,944	16,696	16,697	15,182	13,822
Goodwill	2,626	2,626	2,626	2,626	2,626
Other Intangible Assets, Net	171	180	188	197	206
Bank-Owned Life Insurance	35,090	34,778	34,477	34,209	33,958
Other Assets	91,086	100,196	92,138	95,346	86,968
Total Assets	$4,687,035	$4,723,109	$4,611,990	$4,557,070	$4,603,185

Liabilities and Equity
Liabilities
Deposits:
Noninterest Bearing	$705,175	$698,432	$756,964	$754,297	$751,217
Interest Bearing	3,102,537	3,108,793	2,952,984	2,921,212	2,826,715
Total Deposits	3,807,712	3,807,225	3,709,948	3,675,509	3,577,932
Federal Funds Purchased	—	—	—	—	195,000
Notes Payable	13,750	13,750	13,750	13,750	13,750
FHLB Advances	287,000	317,000	319,500	294,500	262,000
Subordinated Debentures, Net of Issuance Costs	79,479	79,383	79,288	79,192	79,096
Accrued Interest Payable	3,999	4,405	5,282	3,816	2,974
Other Liabilities	55,854	67,735	58,707	74,343	63,307
Total Liabilities	4,247,794	4,289,498	4,186,475	4,141,110	4,194,059

Shareholders' Equity
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at June 30, 2024 (unaudited), March 31, 2024 (unaudited), December 31, 2023, September 30, 2023 (unaudited), and June 30, 2023 (unaudited)	66,514	66,514	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 27,348,049 at June 30, 2024 (unaudited), 27,589,827 at March 31, 2024 (unaudited), 27,748,965 at December 31, 2023, 28,015,505 at September 30, 2023 (unaudited), and 27,973,995 at June 30, 2023 (unaudited)	273	276	277	280	280
Additional Paid-In Capital	93,205	95,069	96,320	100,120	99,044
Retained Earnings	294,569	287,468	280,650	272,812	264,196
Accumulated Other Comprehensive Loss	(15,320)	(15,716)	(18,246)	(23,766)	(20,908)
Total Shareholders' Equity	439,241	433,611	425,515	415,960	409,126
Total Liabilities and Equity	$4,687,035	$4,723,109	$4,611,990	$4,557,070	$4,603,185

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Interest Income
Loans, Including Fees	$51,385	$49,581	$49,727	$48,999	$47,721	$100,966	$92,676
Investment Securities	8,177	7,916	7,283	6,507	6,237	16,093	12,455
Other	1,316	1,172	1,543	1,303	1,043	2,488	1,862
Total Interest Income	60,878	58,669	58,553	56,809	55,001	119,547	106,993

Interest Expense
Deposits	31,618	30,190	29,448	27,225	22,998	61,808	39,372
Federal Funds Purchased	853	304	268	548	2,761	1,157	7,705
Notes Payable	296	295	299	296	285	591	548
FHLB Advances	2,125	2,258	2,220	2,316	2,092	4,383	2,953
Subordinated Debentures	990	991	1,004	1,003	993	1,981	1,976
Total Interest Expense	35,882	34,038	33,239	31,388	29,129	69,920	52,554

Net Interest Income	24,996	24,631	25,314	25,421	25,872	49,627	54,439
Provision for (Recovery of) Credit Losses	600	750	(250)	(600)	50	1,350	675

Net Interest Income After Provision for Credit Losses	24,396	23,881	25,564	26,021	25,822	48,277	53,764

Noninterest Income
Customer Service Fees	366	342	359	379	368	708	717
Net Gain (Loss) on Sales of Securities	320	93	(27)	—	50	413	(6)
Letter of Credit Fees	387	316	418	315	379	703	1,013
Debit Card Interchange Fees	155	141	152	150	155	296	293
Bank-Owned Life Insurance	312	301	268	252	238	613	472
FHLB Prepayment Income	—	—	—	493	—	—	299
Other Income	223	357	239	137	225	580	570
Total Noninterest Income	1,763	1,550	1,409	1,726	1,415	3,313	3,358

Noninterest Expense
Salaries and Employee Benefits	9,675	9,433	9,615	9,519	8,589	19,108	17,404
Occupancy and Equipment	1,092	1,057	1,062	1,101	1,075	2,149	2,284
FDIC Insurance Assessment	725	875	1,050	1,075	900	1,600	1,565
Data Processing	472	412	424	392	401	884	758
Professional and Consulting Fees	852	889	782	715	829	1,741	1,584
Derivative Collateral Fees	528	486	573	543	404	1,014	784
Information Technology and Telecommunications	812	796	812	683	711	1,608	1,394
Marketing and Advertising	317	322	324	222	321	639	583
Intangible Asset Amortization	8	9	9	9	34	17	82
Other Expense	1,058	910	1,089	978	1,010	1,968	1,905
Total Noninterest Expense	15,539	15,189	15,740	15,237	14,274	30,728	28,343

Income Before Income Taxes	10,620	10,242	11,233	12,510	12,963	20,862	28,779
Provision for Income Taxes	2,505	2,411	2,360	2,881	3,147	4,916	7,321
Net Income	8,115	7,831	8,873	9,629	9,816	15,946	21,458
Preferred Stock Dividends	(1,014)	(1,013)	(1,014)	(1,013)	(1,014)	(2,027)	(2,027)
Net Income Available to Common Shareholders	$7,101	$6,818	$7,859	$8,616	$8,802	$13,919	$19,431

Earnings Per Share
Basic	$0.26	$0.25	$0.28	$0.31	$0.32	$0.51	$0.70
Diluted	0.26	0.24	0.28	0.30	0.31	0.50	0.69

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$81,672	$922	4.54%	$75,089	$829	4.44%	$59,963	$587	3.93%
Investment Securities:
Taxable Investment Securities	641,469	7,861	4.93	638,509	7,600	4.79	568,143	6,000	4.24
Tax-Exempt Investment Securities (1)	31,550	401	5.11	31,745	400	5.07	27,081	300	4.44
Total Investment Securities	673,019	8,262	4.94	670,254	8,000	4.80	595,224	6,300	4.24
Loans (1)(2)	3,771,768	51,592	5.50	3,729,355	49,858	5.38	3,716,534	48,066	5.19
Federal Home Loan Bank Stock	19,461	394	8.15	18,058	343	7.64	23,330	456	7.84
Total Interest Earning Assets	4,545,920	61,170	5.41%	4,492,756	59,030	5.28%	4,395,051	55,409	5.06%
Noninterest Earning Assets	100,597			100,082			88,611
Total Assets	$4,646,517			$4,592,838			$4,483,662
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$732,923	$8,270	4.54%	$732,186	$7,693	4.23%	$683,034	$5,918	3.48%
Savings and Money Market Deposits	914,397	9,459	4.16	896,844	8,781	3.94	861,947	7,048	3.28
Time Deposits	360,691	3,850	4.30	317,595	3,167	4.01	269,439	1,702	2.53
Brokered Deposits	976,467	10,039	4.13	1,014,197	10,549	4.18	896,989	8,330	3.72
Total Interest Bearing Deposits	2,984,478	31,618	4.26	2,960,822	30,190	4.10	2,711,409	22,998	3.40
Federal Funds Purchased	61,151	853	5.61	21,824	304	5.60	210,677	2,761	5.26
Notes Payable	13,750	296	8.64	13,750	295	8.64	13,750	285	8.33
FHLB Advances	306,396	2,125	2.79	318,648	2,258	2.85	242,714	2,092	3.46
Subordinated Debentures	79,424	990	5.02	79,328	991	5.02	79,041	993	5.04
Total Interest Bearing Liabilities	3,445,199	35,882	4.19%	3,394,372	34,038	4.03%	3,257,591	29,129	3.59%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	691,891			701,175			755,040
Other Noninterest Bearing Liabilities	73,842			69,043			64,684
Total Noninterest Bearing Liabilities	765,733			770,218			819,724
Shareholders' Equity	435,585			428,248			406,347
Total Liabilities and Shareholders' Equity	$4,646,517			$4,592,838			$4,483,662
Net Interest Income / Interest Rate Spread		25,288	1.22%		24,992	1.25%		26,280	1.47%
Net Interest Margin (3)			2.24%			2.24%			2.40%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(292)			(361)			(408)
Net Interest Income		$24,996			$24,631			$25,872

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$78,380	$1,751	4.49%	$61,599	$1,034	3.38%
Investment Securities:
Taxable Investment Securities	639,989	15,461	4.86	571,176	11,958	4.22
Tax-Exempt Investment Securities (1)	31,648	801	5.09	28,435	629	4.46
Total Investment Securities	671,637	16,262	4.87	599,611	12,587	4.23
Loans (1)(2)	3,750,561	101,450	5.44	3,673,728	93,332	5.12
Federal Home Loan Bank Stock	18,760	737	7.90	24,639	828	6.77
Total Interest Earning Assets	4,519,338	120,200	5.35%	4,359,577	107,781	4.99%
Noninterest Earning Assets	100,340			85,087
Total Assets	$4,619,678			$4,444,664
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$733,714	$15,963	4.38%	$570,964	$8,698	3.07%
Savings and Money Market Deposits	905,620	18,240	4.05	952,865	13,547	2.87
Time Deposits	339,143	7,017	4.16	258,865	2,771	2.16
Brokered Deposits	995,332	20,588	4.16	820,651	14,356	3.53
Total Interest Bearing Deposits	2,973,809	61,808	4.18	2,603,345	39,372	3.05
Federal Funds Purchased	41,487	1,157	5.61	312,329	7,705	4.97
Notes Payable	13,750	591	8.64	13,750	548	8.03
FHLB Advances	312,522	4,383	2.82	185,785	2,953	3.21
Subordinated Debentures	79,376	1,981	5.02	78,994	1,976	5.05
Total Interest Bearing Liabilities	3,420,944	69,920	4.11%	3,194,203	52,554	3.32%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	695,373			786,009
Other Noninterest Bearing Liabilities	71,445			59,504
Total Noninterest Bearing Liabilities	766,818			845,513
Shareholders' Equity	431,916			404,948
Total Liabilities and Shareholders' Equity	$4,619,678			$4,444,664
Net Interest Income / Interest Rate Spread		50,280	1.24%		55,227	1.67%
Net Interest Margin (3)			2.24%			2.55%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(653)			(788)
Net Interest Income		$49,627			$54,439

Bridgewater Bancshares, Inc. and Subsidiaries
Asset Quality Summary

(dollars in thousands)

(unaudited)

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Allowance for Credit Losses
Balance at Beginning of Period	$51,347	$50,494	$50,585	$50,701	$50,148	$50,494	$47,996
Impact of Adopting CECL	—	—	—	—	—	—	650
Provision for Credit Losses	600	850	—	—	550	1,450	2,050
Charge-offs	(10)	(2)	(95)	(122)	(3)	(12)	(7)
Recoveries	12	5	4	6	6	17	12
Net Charge-offs	$2	$3	$(91)	$(116)	$3	$5	$5
Balance at End of Period	51,949	51,347	50,494	50,585	50,701	51,949	50,701
Allowance for Credit Losses to Total Loans	1.37%	1.36%	1.36%	1.36%	1.36%	1.37%	1.36%

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Provision for Credit Losses on Loans	$600	$850	$—	$—	$550	$1,450	$2,050
Recovery of Credit Losses for Off-Balance Sheet Credit Exposures	—	(100)	(250)	(600)	(500)	(100)	(1,375)
Provision for (Recovery of) Credit Losses	$600	$750	$(250)	$(600)	$50	$1,350	$675

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023
Selected Asset Quality Data
Loans 30-89 Days Past Due	$502	$—	$15,110	$11	$—
Loans 30-89 Days Past Due to Total Loans	0.01%	0.00%	0.41%	0.00%	0.00%
Nonperforming Loans	$678	$249	$919	$749	$662
Nonperforming Loans to Total Loans	0.02%	0.01%	0.02%	0.02%	0.02%
Nonaccrual Loans to Total Loans	0.02	0.01	0.02	0.02	0.02
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.02	0.01	0.02	0.02	0.02
Foreclosed Assets	$—	$20	$—	$—	$116
Nonperforming Assets (1)	678	269	919	749	778
Nonperforming Assets to Total Assets (1)	0.01%	0.01%	0.02%	0.02%	0.02%
Net Loan Charge-Offs (Annualized) to Average Loans	0.00	0.00	0.01	0.01	0.00
Watchlist Risk Rating Loans	$30,436	$21,624	$26,485	$26,877	$27,215
Substandard Risk Rating Loans	33,908	33,829	35,858	35,621	33,821

(1)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(dollars in thousands)

(unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023

Pre-Provision Net Revenue
Noninterest Income	$1,763	$1,550	$1,409	$1,726	$1,415	$3,313	$3,358
Less: (Gain) Loss on Sales of Securities	(320)	(93)	27	—	(50)	(413)	6
Less: FHLB Advance Prepayment Income	—	—	—	(493)	—	—	(299)
Total Operating Noninterest Income	1,443	1,457	1,436	1,233	1,365	2,900	3,065
Plus: Net Interest Income	24,996	24,631	25,314	25,421	25,872	49,627	54,439
Net Operating Revenue	$26,439	$26,088	$26,750	$26,654	$27,237	$52,527	$57,504

Noninterest Expense	$15,539	$15,189	$15,740	$15,237	$14,274	$30,728	$28,343
Total Operating Noninterest Expense	$15,539	$15,189	$15,740	$15,237	$14,274	$30,728	$28,343

Pre-Provision Net Revenue	$10,900	$10,899	$11,010	$11,417	$12,963	$21,799	$29,161

Plus:
Non-Operating Revenue Adjustments	320	93	(27)	493	50	413	293
Less:
Provision (Recovery of) for Credit Losses	600	750	(250)	(600)	50	1,350	675
Provision for Income Taxes	2,505	2,411	2,360	2,881	3,147	4,916	7,321
Net Income	$8,115	$7,831	$8,873	$9,629	$9,816	$15,946	$21,458

Average Assets	$4,646,517	$4,592,838	$4,567,446	$4,504,937	$4,483,662	$4,619,678	$4,444,644
Pre-Provision Net Revenue Return on Average Assets	0.94%	0.95%	0.96%	1.01%	1.16%	0.95%	1.32%

Core Net Interest Margin
Net Interest Income (Tax-equivalent Basis)	$25,288	$24,992	$25,683	$25,822	$26,280	$50,280	$55,227
Less: Loan Fees	(767)	(608)	(751)	(914)	(941)	(1,374)	(1,939)
Core Net Interest Income	$24,521	$24,384	$24,932	$24,908	$25,339	$48,906	$53,288

Average Interest Earning Assets	$4,545,920	$4,492,756	$4,480,428	$4,416,424	$4,395,050	$4,519,338	$4,359,577
Core Net Interest Margin	2.17%	2.18%	2.21%	2.24%	2.31%	2.18%	2.46%

Efficiency Ratio
Noninterest Expense	$15,539	$15,189	$15,740	$15,237	$14,274	$30,728	$28,343
Less: Amortization of Intangible Assets	(8)	(9)	(9)	(9)	(34)	(17)	(82)
Adjusted Noninterest Expense	$15,531	$15,180	$15,731	$15,228	$14,240	$30,711	$28,261

Net Interest Income	$24,996	$24,631	$25,314	$25,421	$25,872	$49,627	$54,439
Noninterest Income	1,763	1,550	1,409	1,726	1,415	3,313	3,358
Less: Gain (Loss) on Sales of Securities	(320)	(93)	27	—	(50)	(413)	6
Adjusted Operating Revenue	$26,439	$26,088	$26,750	$27,147	$27,237	$52,527	$57,803
Efficiency Ratio	58.7%	58.2%	58.8%	56.1%	52.3%	58.5%	48.9%

Bridgewater Bancshares, Inc. and Subsidiaries

Non-GAAP Financial Measures

(dollars in thousands)

(unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$439,241	$433,611	$425,515	$415,960	$409,126
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	372,727	367,097	359,001	349,446	342,612
Less: Intangible Assets	(2,797)	(2,806)	(2,814)	(2,823)	(2,832)
Tangible Common Equity	$369,930	$364,291	$356,187	$346,623	$339,780

Total Assets	$4,687,035	$4,723,109	$4,611,990	$4,557,070	$4,603,185
Less: Intangible Assets	(2,797)	(2,806)	(2,814)	(2,823)	(2,832)
Tangible Assets	$4,684,238	$4,720,303	$4,609,176	$4,554,247	$4,600,353
Tangible Common Equity/Tangible Assets	7.90%	7.72%	7.73%	7.61%	7.39%

Tangible Book Value Per Share
Book Value Per Common Share	$13.63	$13.30	$12.94	$12.47	$12.25
Less: Effects of Intangible Assets	(0.10)	(0.10)	(0.10)	(0.10)	(0.10)
Tangible Book Value Per Common Share	$13.53	$13.20	$12.84	$12.37	$12.15

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$7,101	$6,818	$7,859	$8,616	$8,802	$13,919	$19,431

Average Shareholders' Equity	$435,585	$428,248	$417,789	$414,047	$406,347	$431,916	$404,948
Less: Average Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Average Common Equity	369,071	361,734	351,275	347,533	339,833	365,402	338,434
Less: Effects of Average Intangible Assets	(2,802)	(2,811)	(2,819)	(2,828)	(2,846)	(2,806)	(2,870)
Average Tangible Common Equity	$366,269	$358,923	$348,456	$344,705	$336,987	$362,596	$335,564
Return on Average Tangible Common Equity	7.80%	7.64%	8.95%	9.92%	10.48%	7.72%	11.68%